Exhibit 99.4

Linda Lighting’s Certificates and Honor:

a.	“Guangzhou Private Technology Enterprise Certificate”
Feb 6, 2010 issued by Guangzhou Science and Information Technology Bureau. Certificate Number: 穗 2010B001
b.	“Enterprise of Observing Contract and Valuing Credit”
March, 2006 issued by Guangzhou Administration of Industry and Commerce
c.	“Linji” intelligent searchlight won “Quality Product of China” from China Products Evaluation and Promotion Center in June, 2003.
d.	“Certificate of Energy Efficient Products” March 29, 2010 won from National High Tech Quality Supervising Committee. Certificate Number: 1025233214
e.	ISO9001: 2000 International Quality System Certification
Registration Number: 03507Q11600ROM
f.	ISO14001: 2004 International Environmental Management System Certification Registration Number: 03507E10483ROM
g.	ISO28001: 2001 International Occupational Health and Safety Management System Certification
Registration Number: 03507S10230ROM
h.	European Union CE Certification
Certificate Number: LVD03-122
i.	United States UL Certification
Certificate Number: F254942
j.	CCC Certification issued by China Quality Certification Center in 2009
Certificate Number: 2007010807224008
k.	Product Certificate from Standards Organisation of Nigeria in 2007
Certificate Number: COCN006323
l.	“Linji” and “Shuiwang” series of products gained “China Famous Brand” from China Light Products Quality Guarantee Center in July 2009.
m.	“Linji” series of products won “First Brand of China Mobile Lighting Industry” from China High-tech Industrialization Association in November 2006.
n.	“AAA Certificate of Enterprise Credit Grade”
Dec 15, 2008 issued by China Shippers’ Association.

Linda Lighting’s Intellectual Property:

Linda Lighting, Inc owns 56 patents. All patents were issued by the Intellectual Property Office of Guangzhou and are owned by Linda Lighting, Inc.

Patent Name	Patent Type	Patent Number
Digital Searchlight	Invention	ZL 200310112159.4
Digital Control Searchlight	Utility model/Design	ZL 200420047365.1
Digital Searchlight	Utility model	ZL 02249609.2
LED Lampshade	Utility model	ZL 200520120836.1
A rechargeable light and its battery repair charger	Utility model	ZL 200520056220.2
LD01 IC	Utility model	ZL 200720049879.4
An integrated circuit board structure	Utility model	ZL 200820051254.6
Intelligent miner lamp	Utility model	ZL 200620058916.3
Intelligent miner lamp	Utility model	ZL 200620053303.0
Searchlight	Utility model	ZL 200920238559.2
Intelligent searchlight	Design	ZL 03349371.5
Intelligent searchlight	Design	ZL 2004300442069.1
Intelligent searchlight	Design	ZL 033597154
Car Charger	Design	ZL 200430063609.0
Headlamp (waterproof and durable)	Design	ZL 200430092385.6
Diving Searchlight	Design	ZL 200530077442.6
Rubber-cutting lamps	Design	ZL 200530077448.5
Intelligent miner lamp	Design	ZL 200630049806.6
LEDReflector(112 ㎜)	Design	ZL 200630052685.0
Searchlight	Design	ZL 200730049226.1
Household Searchlight	Design	ZL 200830052879.3X
Searchlight	Design	ZL 200930087728.2
Searchlight	Design	ZL 200930087729.7
Searchlight	Design	ZL 200930248766.1
Searchlight	Design	ZL 200930248767.6
Direction adjustable portable searchlight	Utility model	ZL 200820189216.7
Driver Flashlight	Design	ZL 200530077741.1
Rechargeable flashlight	Design	ZL 200730049227.6
Rechargeable flashlight (6626)	Design	ZL 200930071735.3
Rechargeable flashlight (6621)	Design	ZL 200930071734.9
Rechargeable flashlight	Design	ZL 200930071733.4
Rechargeable flashlight	Design	ZL 200930071732.X
Rechargeable flashlight	Design	ZL 200930083971.7
Rechargeable flashlight	Design	ZL 200930083969.X
Rechargeable flashlight	Design	ZL 200930083978.9
Rechargeable flashlight	Design	ZL 200930083970.2
Lamp replaceable energy-saving lamps	Utility model	ZL 200920238558.8

PVC Packaging hot-pressing structure	Utility model	ZL 200920061573.x
Lamp hardware and plastic imitation gold plated structure	Utility model	ZL 200920061574.4
Digital energy-saving lamps	Utility model	ZL 200920264235.6
Advanced energy saving lamp packaging	Design	ZL 200730316674.3
Energy saving lamp packaging boxes	Design	ZL 200930083979.3
Energy-saving lamp(921)	Design	ZL 200930247826.8
Energy-saving lamp(912)	Design	ZL 200930247827.2
Heating Shoe	Invention	ZL 200910192985.1
Heating Gloves	Utility model	ZL 200820203689.8
Heating Shoe	Utility model	ZL 200920193459.2
Plating removable decorative socket Plating	Utility model	ZL 200920061575.9
Power Socket	Design	ZL 200930082490.4
Power Socket	Design	ZL 200930082489.1
Socket	Design	ZL 200930087060.1
Socket	Design	ZL 200930087061.6
Socket	Design	ZL 200930087726.3
Socket	Design	ZL 200930087723.x
Socket	Design	ZL 200930087062.0
Digital energy-saving lamps	Invention	Under process

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